Exhibit 99.1

Corning Incorporated www.corning.com

News Release

FOR RELEASE — MAY 6, 2015

Corning Prices $750 Million of Senior Unsecured Notes

CORNING, N.Y. — Corning Incorporated (NYSE:GLW) announced today that on May 5, 2015 it priced $375 million aggregate principal amount of senior unsecured notes that mature on May 8, 2018 at a coupon of 1.500% and $375 million aggregate principal amount of senior unsecured notes that mature on May 15, 2022 at a coupon of 2.900%. Subject to customary closing conditions, the sales are expected to close on May 8, 2015. The net proceeds of the offerings will be used for general corporate purposes.

Deutsche Bank Securities Inc., J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated served as joint book-running managers and underwriters for the offering. The offering of the notes is being made only by means of a prospectus and a related prospectus supplement, copies of which will be available by contacting Deutsche Bank Securities Inc., Attn.: Prospectus Group at 60 Wall Street, New York, New York, 10005-2836, Telephone: (800) 503-4611, J.P. Morgan Securities LLC at 383 Madison Avenue New York, New York 10179, Attention: Investment Grade Syndicate Desk – 3rd floor, Telephone: (212) 834-4533 or Merrill Lynch, Pierce, Fenner & Smith Incorporated at 222 Broadway, 11th Floor, New York, New York 10038, Attention: Prospectus Department, Telephone: (800) 294-1322. An electronic copy of the prospectus supplement and the accompanying prospectus will also be available on the website of the Securities and Exchange Commission at http://www.sec.gov.

The offering is being made pursuant to an effective automatic shelf registration statement filed with the Securities and Exchange Commission on January 16, 2015.

This news release shall not constitute an offer to sell, or the solicitation of an offer to buy the notes, nor shall there be any sale of the notes in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Forward-Looking and Cautionary Statements

This press release contains “forward-looking statements” (within the meaning of the Private Securities Litigation Reform Act of 1995) relating to the sale of the notes, which are based on current expectations and assumptions about Corning’s financial results and business operations, that involve substantial risks and uncertainties. These risks and uncertainties include, among other risks set forth in our Annual Report on Form 10-K filed February 13, 2015 and our quarterly report on Form 10-Q filed April 30, 2015: the effect of global political, economic and business conditions; conditions in the financial and credit markets; currency fluctuations; tax rates; product demand and industry capacity; competition; reliance on a

© 2015 Corning Incorporated. All Rights Reserved.

Corning Prices $750 Million of Senior Unsecured Notes

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concentrated customer base; manufacturing efficiencies; cost reductions; availability of critical components and materials; new product commercialization; pricing fluctuations and changes in the mix of sales between premium and non-premium products; new plant start-up or restructuring costs; possible disruption in commercial activities due to terrorist activity, armed conflict, political or financial instability, natural disasters, adverse weather conditions, or major health concerns; adequacy of insurance; equity company activities; acquisition and divestiture activities; the level of excess or obsolete inventory; the rate of technology change; the ability to enforce patents; product and components performance issues; retention of key personnel; stock price fluctuations; and adverse litigation or regulatory developments. Details on these and other risk factors can be found in Corning’s filings with the Securities and Exchange Commission. Forward-looking statements speak only as of the day that they are made, and Corning undertakes no obligation to update them in light of new information or future events.

Corning Incorporated

Corning is a world leader in the manufacture of specialty glass and ceramics. Drawing on more than 160 years of materials science and process engineering knowledge, Corning creates and makes keystone components that enable high-technology systems for consumer electronics, mobile emissions control, optical communications and life sciences. Corning operates in five reportable segments: Display Technologies, Optical Communications, Environmental Technologies, Specialty Materials and Life Sciences. Corning’s products include damage-resistant cover glass for smartphones and tablets; precision glass for advanced displays; optical fiber, wireless technologies, and connectivity solutions for high-speed communications networks; trusted products that accelerate drug discovery and manufacturing; and emissions-control products for cars, trucks, and off-road vehicles.

Media Relations Contact:

Daniel F. Collins

(607) 974-4197

collinsdf@corning.com

Investor Relations Contact:

Ann H.S. Nicholson

(607) 974-6716

nicholsoas@corning.com

© 2015 Corning Incorporated. All Rights Reserved.